                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              VICAL INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               VICAL INCORPORATED
                       9373 Towne Centre Drive, Suite 100
                               San Diego, CA 92121
                                 (858) 646-1100


                                 April 10, 2000



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Vical Incorporated which will be held on Thursday, May 18, 2000, at 9:00 a.m. local time, at the Embassy Suites La Jolla, 4550 La Jolla Village Drive, San Diego, California.

         The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

         After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope addressed to ChaseMellon Shareholder Services, L.L.C., our agent, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

         A copy of the Company's Annual Report to Stockholders is also enclosed.

         The Board of Directors and Management look forward to seeing you at the meeting.

                                      Sincerely yours,


                                      /s/ ALAIN B. SCHREIBER, M.D.
                                      -------------------------------------
                                      Alain B. Schreiber, M.D.
                                      President and Chief Executive Officer

                               VICAL INCORPORATED

                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 18, 2000

                                  ------------

To the Stockholders of Vical Incorporated:

         The Annual Meeting of Stockholders of Vical Incorporated, a Delaware corporation (the "Company") will be held at the Embassy Suites La Jolla, 4550 La Jolla Village Drive, San Diego, California, on Thursday, May 18, 2000, at 9:00 a.m. local time, for the following purposes:

         1. To elect two Class II directors;

         2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors; and

         3. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

         Stockholders of record as of the close of business on March 27, 2000, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Secretary's office, 9373 Towne Centre Drive, Suite 100, San Diego, for ten days before the meeting.

         IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE MEETING.

                                  By Order of the Board of Directors.


                                  /s/ MARTHA J. DEMSKI
                                  -----------------------------------
                                  Martha J. Demski
                                  Vice President, Chief Financial Officer,
                                  Secretary and Treasurer


San Diego, California
April 10, 2000

                               VICAL INCORPORATED

                                  ------------

                                 PROXY STATEMENT

                                  ------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vical Incorporated, a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the Embassy Suites La Jolla, 4550 La Jolla Village Drive, San Diego, California, on Thursday, May 18, 2000, at 9:00 a.m. local time and any adjournment thereof (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for directors listed in this Proxy Statement and FOR approval of Proposal 2 described in the Notice of Annual Meeting and in this Proxy Statement.

         Stockholders of record at the close of business on March 27, 2000, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, there were 19,821,998 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

         Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

         The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. The Company has retained Beacon Hill Partners, Inc. at a cost of approximately $2,500, plus reimbursement of expenses, to assist in the solicitation of proxies.

         Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Vical Incorporated, Investor Relations, 9373 Towne Centre Drive, Suite 100, San Diego, California, 92121-3088; (858) 646-1127. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by April 19, 2000.

         This Proxy Statement and the accompanying form of proxy are being mailed on or about April 10, 2000, to all stockholders entitled to vote at the meeting.

                                    IMPORTANT

         PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES

         The Company has three classes of directors serving staggered three-year terms. Class II and Class III consist of three directors each and Class I consists of two directors. Two Class II directors are to be elected at the Annual Meeting to serve until the 2003 Annual Meeting and until their respective successors shall have been elected and qualified or until such directors' earlier resignation, removal from office, death or incapacity. The terms of the Class III and Class I directors expire in 2001 and 2002, respectively. One Class II director's seat is vacant and this seat will remain vacant following the Annual Meeting as the Nominating Committee has not yet identified a suitable candidate for this seat. Shares represented by the enclosed proxy can not be voted for a greater number of persons than the number of nominees named.

         Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of
R. Gordon Douglas, Jr., M.D. and M. Blake Ingle, Ph.D. Dr. Douglas and Dr. Ingle are members of the Board of Directors of the Company. Each of the nominees has been nominated as a Class II director by the Company's Board of Directors. In the event any of such nominees becomes unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of the other nominee and such other nominee as the Board of Directors may select. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.

         There are no family relationships among executive officers or directors of the Company.

         Set forth below is information regarding the nominees for Class II directors and the continuing directors of Class III and Class I.

Class II

         R. GORDON DOUGLAS, JR., M.D., is Chairman of our Board of Directors and has been one of our directors since May 1999. Dr. Douglas retired in April 1999 from Merck & Co., Inc., where he had been President of Merck Vaccines since 1991, and a member of the Merck Management Committee. Prior to joining Merck in 1989, Dr. Douglas was a physician and academician. His teaching and administrative affiliations included Baylor College of Medicine, University of Rochester School of Medicine, and Cornell University Medical College. His medical practice included affiliations with The New York Hospital, Memorial Sloan-Kettering Cancer Center, The Rockefeller University Hospital and North Shore University Hospital. He has served as a visiting professor at a number of medical schools and as a consultant to several pharmaceutical and biomedical companies. Dr. Douglas is a graduate of Princeton University and Cornell University Medical College. He received his medical staff training at The New York Hospital and Johns Hopkins Hospital and is Board Certified in Internal Medicine. He is a member of the Institute of Medicine, the Association of American Physicians, the Infectious Diseases Society of America and numerous other organizations.

         M. BLAKE INGLE, PH.D., has been one of our directors since June 1996. Dr. Ingle is a partner in Inglewood Ventures. From 1993 to 1996 Dr. Ingle was Chief Executive Officer of Canji Inc., a privately held gene therapy company acquired by Schering Plough in 1996, and he served from 1995 to 1996 as Acting Chief Executive Officer of Telios Pharmaceuticals, Inc., subsequently acquired by Integra Life Sciences. Dr. Ingle previously worked with Bayer. From 1980 to 1993, Dr. Ingle held a variety of positions with IMCERA Group, Inc., subsequently Mallinckrodt, Inc., including Chief Scientific Officer, Chief Financial Officer and President of its Pittman Moore division and most recently as President and

Chief Executive Officer of IMCERA Group, Inc. Dr. Ingle also serves as a member of the Board of Directors of Corvas International, Inc., Inex Pharmaceuticals and Burnham Institute. He received his B.S. degree from Fort Lewis College and his M.S. and Ph.D. from Colorado State University.

Class III

         PATRICK F. LATTERELL has been one of our directors since February 1992. He has been a General Partner with Venrock Associates since 1989. From 1985 to 1989, he was a General Partner at Rothschild Ventures Inc., "Rothschild," where he was responsible for Rothschild's healthcare ventures. Prior to joining Rothschild, Mr. Latterell was Manager of Corporate Development with Syntex Corporation from 1983 through 1985. Mr. Latterell currently serves as a director of Oratec Interventions Inc., Signal Pharmaceuticals Inc. and several privately held biomedical companies. He received S.B. degrees in Biological Sciences and Economics from the Massachusetts Institute of Technology and an M.B.A. from the Stanford University Graduate School of Business.

         GARY A. LYONS has been one of our directors since March 1997. He has been President, Chief Executive Officer and Director of Neurocrine Biosciences, Inc. since 1993 and serves as a Director of IntraBiotics Pharmaceuticals since December 1999. From 1983 to 1993, Mr. Lyons held various executive positions at Genentech, Inc., including Vice President of Business Development, Vice President of Sales, and Director of Sales and Marketing. From 1973 to 1983, Mr. Lyons worked with American Critical Care, serving as Director of Sales from 1980 to 1983. Mr. Lyons holds a B.A. in Marine Biology from the University of New Hampshire and an M.B.A. from Northwestern University, JL Kellogg Graduate School of Management.

         DALE A. SMITH has been one of our directors since August 1995. From 1979 until his retirement in July 1995, Mr. Smith was Group Vice President of Baxter International Inc., where he was responsible for the biotechnology group and various corporate research groups including applied sciences, blood substitutes, venture technology and Baxter International Inc.'s European research center. Currently he serves as a business advisor to several companies and as a Board Member of Cerus Corporation. Mr. Smith holds a B.A. in Business Administration from the University of Washington, Seattle.


Class I

         ALAIN B. SCHREIBER, M.D., has been our President, Chief Executive Officer and a director since May 1992. Prior to joining us, Dr. Schreiber held various executive level positions at Rhone-Poulenc Rorer Inc. from July 1985 to April 1992, lastly as Senior Vice President of Discovery Research. From October 1982 to June 1985, Dr. Schreiber served as Biochemistry Department Head at Syntex Corp. Dr. Schreiber is a director of Spiros Development Corp. II Inc. and is also an appointed adviser for foreign trade of the Belgian Foreign Trade Counsel in the United States. He received his undergraduate degree and M.D. from the Free University of Brussels, after which he was awarded a fellowship in immunology at the Weizmann Institute.

         PHILIP M. YOUNG has been one of our directors since February 1992. He has been a general partner of U.S. Venture Partners, a venture capital firm, since April 1990. Mr. Young is a director of The Immune Response Corporation, Zoran Corporation and several privately held companies. He received a B.M.E. from Cornell University, an M.S. from George Washington University and an M.B.A. from the Harvard Business School.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR CLASS II DIRECTOR SET FORTH ABOVE.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors held seven meetings during the year ended December 31, 1999. The Board of Directors has appointed a Compensation Committee, a Stock Plan Committee, an Audit Committee and a Nominating Committee.

         The members of the Compensation Committee are Dr. Ingle, Mr. Latterell and Mr. Lyons. The Compensation Committee held one meeting during 1999. The Compensation Committee's functions are to assist in the implementation of, and provide recommendations with respect to general and specific compensation policies and practices of the Company.

         The members of the Stock Plan Committee are Dr. Ingle, Mr. Latterell and Mr. Lyons. The Stock Plan Committee held two meetings during 1999. The Stock Plan Committee's functions are to assist in the administration of, and grant options under, the Stock Incentive Plan of Vical Incorporated (the "Stock Incentive Plan") and to administer the 1992 Directors' Stock Option Plan of Vical Incorporated (the "1992 Directors' Stock Plan").

         The members of the Audit Committee are Dr. Douglas, Mr. Smith and Mr. Young. The Audit Committee held one meeting during 1999. The Audit Committee's functions are to review the scope of the annual audit, monitor the independent auditor's relationship with the Company, advise and assist the Board of Directors in evaluating the auditor's examination, supervise the Company's financial and accounting organization and financial reporting, and nominate for stockholder approval at the annual meeting, with the approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed.

         The members of the Nominating Committee are Dr. Douglas, Mr. Smith and Mr. Young. The Nominating Committee held no meetings during 1999. The Nominating Committee's function is to select and nominate individuals to fill vacancies in the Company's Board of Directors. The Nominating Committee will not consider nominees recommended by security holders.

DIRECTORS' COMPENSATION

         Non-employee directors receive an annual fee of $10,000 for service on the Board of Directors and an additional annual fee of $4,000 for service on one or more committees of the Board of Directors. Dr. Douglas receives $15,000 (in lieu of the $10,000 annual fee which the other non-employee directors receive) for serving as Chairman of the Board of Directors. Additionally, he received an option to purchase 10,000 shares of common stock upon becoming Chairman. This option vests 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over three years. All fees are paid on or about February 15 following the year during which services were rendered. Directors are reimbursed for their expenses for each meeting attended. Under the 1992 Directors' Stock Plan, options to purchase a total of 202,500 shares of Common Stock were granted to non-employee directors. Under the Stock Incentive Plan, as amended, each new non-employee director of the Company, on the date of his or her election to the Board, will receive an option to purchase 20,000 shares of Common Stock at the fair market value on the date of grant. These options will generally vest 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over three years. Each non-employee director who has served on the Board for at least six months on the date of each of the Company's regular annual meetings also receives an annual grant of an option to purchase 12,500 shares which shall become exercisable in full on the date of the regular annual meeting of stockholders following the date of grant. The Chairman of the Board of Directors also receives an annual grant of an option to purchase 20,000 shares (in lieu of the 12,500 shares which the other non-employee director receive) which shall also become exercisable in full on the date of the regular annual meeting of stockholders following the date of grant. Of the shares available under the Stock Incentive Plan, no more than 30% in the aggregate are available for grant to non-employee directors. The Board of Directors may provide discretionary grants to non-employee directors. Under the Stock Incentive Plan, options to purchase 92,500 shares of Common Stock were granted to directors in 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors consists of Dr. Ingle, Mr. Lyons and Mr. Latterell, who are non-employee directors. The Stock Plan Committee of the Board of Directors also consists of Dr. Ingle, Mr. Lyons and Mr. Latterell.

                              CERTAIN TRANSACTIONS

         See "Executive Compensation" and "Employment Agreements."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 1, 2000, as to shares of the Company's Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Company's officers named under "Executive Compensation--Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group.

                                                                                SHARES            PERCENTAGE
                                                                             BENEFICIALLY        BENEFICIALLY
                                                                               OWNED (1)             OWNED
                                                                             ------------        ------------
State of Wisconsin Investment Board(2)........................................ 1,252,000               6.33%
   P.O. Box 7842, Madison, WI 53707
Alain B. Schreiber(3).........................................................   596,275               2.98%
Deirdre Y. Gillespie(4).......................................................    58,100               *
Martha J. Demski(5)...........................................................   146,732               *
Jon A. Norman(6)..............................................................   103,788               *
George J. Gray(7).............................................................   102,238               *
R. Gordon Douglas, Jr.(8).....................................................         0               *
Patrick F. Latterell(9).......................................................    91,701               *
Gary A. Lyons (10)............................................................    26,250               *
Philip M. Young(11)...........................................................    60,514               *
Dale A. Smith(12).............................................................    47,500               *
M. Blake Ingle(13)............................................................    39,063               *
All directors and executive officers as a group
   (11 persons)(14)........................................................... 1,346,574               6.38%

----------------
*        Less than 1%.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Based on a Schedule 13G provided to the Company by the State of Wisconsin Investment Board dated February 10, 2000.

(3) Includes 10,170 shares held in trust for the benefit of Dr. Schreiber's children and 216,025 shares subject to stock options exercisable on March 1, 2000, or within 60 days thereafter.

(4) Includes 58,100 shares subject to stock options exercisable on March 1, 2000, or within 60 days thereafter.

(5) Includes 2,300 shares held in trust for the benefit of Ms. Demski's child and 63,850 shares subject to stock options exercisable on March 1, 2000, or within 60 days thereafter.

(6) Includes 103,788 shares subject to stock options exercisable on March 1, 2000, or within 60 days thereafter.

(7) Includes 62,238 shares subject to stock options exercisable on March 1, 2000, or within 60 days thereafter.

(8) R. Gordon Douglas, Jr., MD, joined the board of directors on May 27, 1999, and became Chairman of the Board of Directors on December 9, 1999. None of the stock options he received as a director were exercisable on March 1, 2000, or within 60 days thereafter.

(9) Includes 62,500 shares subject to stock options exercisable on March 1, 2000, or within 60 days thereafter.

(10) Includes 26,250 shares subject to options exercisable on March 1, 2000, or within 60 days thereafter.

(11) Includes 55,469 shares subject to stock options exercisable on March 1, 2000, or within 60 days thereafter. Includes 45 shares held by BHMS Partners III, L.P. in which Mr. Young is a general partner, and he may be deemed to share voting and investment power with respect to such shares. Mr. Young disclaims beneficial interest in such shares except to the extent of his pecuniary interest therein.

(12) Includes 47,500 shares subject to stock options exercisable on March 1, 2000, or within 60 days thereafter.

(13) Includes 39,063 shares subject to stock options exercisable on March 1, 2000, or within 60 days thereafter.

(14) Includes all shares referenced in notes (3) through (13) including 776,696 shares subject to stock options exercisable on March 1, 2000, or within 60 days thereafter.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth compensation for services rendered in all capacities to the Company for the fiscal years ended December 31, 1997, 1998 and 1999, of (i) the Company's Chief Executive Officer and (ii) the Company's four most highly compensated executive officers whose total annual salary and bonus for fiscal year 1999 exceeded $100,000 (the "Named Officers").

                                           SUMMARY COMPENSATION TABLE

                                                                                           Long-Term
                                            Annual Compensation                          Compensation
                              -------------------------------------------------   ---------------------------------------------
                                                                                  Restricted     Securities
Name and                                                         Other Annual        Stock       Underlying     All Other(2)
Principal Position            Year    Salary($)      Bonus($)   Compensation($)     Awards($)     Options(#)    Compensation($)
------------------            ----    ---------      --------   ---------------     ---------     ----------    ---------------
Alain B. Schreiber            1999    330,000          90,000           --             --                            4,620
  President and Chief         1998    315,000          80,000           --             --            34,400          4,410
  Executive Officer           1997    300,000          75,000           --             --            40,000          4,200

Deirdre Y. Gillespie          1999    226,000          48,000       33,500(1)                                        4,068
  Executive Vice              1998    179,167          45,000           --             --           121,600          2,580
  President and Chief
  Business Officer


Martha J. Demski              1999    182,000          36,000           --             --                            3,276
  Vice President and          1998    173,000          27,000           --             --            17,600          3,114
  Chief Financial             1997    165,000          25,000           --             --            20,000          2,970
  Officer


Jon A. Norman                 1999    188,000          29,000           --             --                            3,384
  Vice President,             1998    179,000          27,000           --             --            17,600          3,222
  Research                    1997    170,000          30,000           --             --            23,000          3,060

George J. Gray                1999    177,000          29,000           --             --                            3,186
  Vice President,             1998    168,000          27,000                                        19,800          3,024
  Operations                  1997    160,000          25,000           --             --            20,000          2,880

---------------------
(1) In connection with Dr. Gillespie's joining the Company in March 1998, the Company loaned her $90,000 interest-free, which loan is being forgiven in equal installments over three years. The amount for 1999 includes $30,000 representing forgiveness of the first one-third of the loan principal and $3,500 of implied interest income relating to this loan for the year ended December 31, 1999.

(2) Represents matching contribution by the Company under the Company's 401(k) plan.

STOCK OPTION GRANTS IN 1999 FISCAL YEAR

         The following tables summarize option grants to, and exercises by, the Company's Chief Executive Officer and the Named Officers during fiscal 1999, and the value of the options held by each such person at the end of fiscal 1999.

                              OPTION GRANTS IN 1999

                                                                                             POTENTIAL
                                                                                        REALIZABLE VALUE AT
                                                                                       ASSUMED ANNUAL RATES
                                                                                       OF STOCK APPRECIATION
                                           INDIVIDUAL GRANTS                             FOR OPTION TERM(4)
                         --------------------------------------------------------   -------------------------
                           NUMBER OF       % OF
                          SECURITIES   TOTAL OPTIONS
                          UNDERLYING    GRANTED TO       EXERCISE
                            OPTIONS    EMPLOYEES IN      PRICE         EXPIRATION
NAME                     GRANTED(#)(1)  FISCAL YEAR      ($/SH)(2)       DATE(3)       5%($)          10%($)
----                     ------------- ------------     ----------     ----------    --------       ---------
Alain B. Schreiber          8,600           1.8            14.00         1/22/09        75,719        191,887
                           35,000           7.5            20.75         12/2/09       456,735      1,157,455

Deirdre Y. Gillespie        5,400           1.2            14.00         1/22/09        47,544        120,487
                           26,000           5.6            20.75         12/2/09       339,289        859,824

Martha J. Demski            4,400           0.9            14.00         1/22/09        38,740         98,175
                           21,000           4.5            20.75         12/2/09       274,041        694,473

Jon A. Norman               4,400           0.9            14.00         1/22/09        38,740         98,175
                           24,000           5.1            20.75         12/2/09       313,190        793,684

George J. Gray              2,200           0.5            14.00         1/22/09        19,370         49,087
                           24,000           5.1            20.75         12/2/09       313,190        793,684

-------------
(1) Options granted in 1999 vest 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over three years. All such options vest in the event of a change in control of the Company.

(2) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(3) The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. The amounts reflected in this table may not necessarily be achieved.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                       AND FISCAL YEAR END OPTION VALUES

         The following table contains information relating to the exercise of options by the Company's Chief Executive Officer and the Named Officers during fiscal 1999.


                       AGGREGATED OPTION EXERCISES IN 1999
                         AND 1999 YEAR-END OPTION VALUES

                                                                   NUMBER OF                  VALUE OF
                                                            UNEXERCISED SECURITIES           UNEXERCISED
                                                             UNDERLYING OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                                               DECEMBER 31, (#)          DECEMBER 31, ($)(1)
                       SHARES ACQUIRED        VALUE       -------------------------- ---------------------------
NAME                   ON EXERCISE (#)     REALIZED ($)   EXERCISABLE  UNEXERCISABLE EXERCISABLE   UNEXERCISABLE
----                   ---------------     ------------   -----------  ------------- -----------   -------------
Alain B. Schreiber              --               --         206,100      101,900      3,672,443   1,295,955

Deirdre Y. Gillespie            --               --          49,150      103,850        720,541   1,384,997

Martha J. Demski                --               --          59,150       53,600        953,071     685,200

Jon A. Norman                   --               --          98,900       58,100      2,200,459     736,434

George J. Gray                  --               --          57,950       56,050      1,000,028     701,521

------------

(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 1999 ($29.9375 per share), minus the exercise price.


EMPLOYMENT AGREEMENTS

         In 1992, the Company entered into an employment agreement with Jon A. Norman pursuant to which Dr. Norman joined the Company in January 1993 as Vice President, Research at an annual base salary of at least $130,000. In connection with the agreement, Dr. Norman received an option to purchase 80,000 shares of Common Stock at a per share exercise price of $.32, which option vested over four years.

         In 1992, the Company entered into an employment agreement with George
J. Gray pursuant to which Mr. Gray is employed as Vice President, Operations at an annual base salary of at least $100,000. In connection with the agreement, Mr. Gray received an option to purchase 40,000 shares of Common Stock at a per share exercise price of $.16, which option vested over four years. If Mr. Gray is terminated without cause or resigns for specified reasons, the Company has agreed to pay him six months base salary.

PENSION AND LONG-TERM INCENTIVE PLANS

         The Company has no pension or long-term incentive plans.

              REPORT OF THE COMPENSATION AND STOCK PLAN COMMITTEES
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


                        COMMITTEE REPORT TO STOCKHOLDERS


         THIS REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

INTRODUCTION

         The Compensation and Stock Plan Committees of the Board of Directors of the Company (the "Committees") are pleased to present their report on executive compensation. The report's objective is to assist stockholders in understanding the Committees' objectives and procedures in establishing the compensation of the Company's executive officers and describes the basis on which compensation determinations for 1999 were made by the Committees. In making their determinations, the Committees have relied, in part, on geographic and competitive considerations, independent surveys of compensation of management of companies in the biotechnology and pharmaceutical industries, including companies included in the Nasdaq Pharmaceutical Stock Index used in the Company's Stock Price Performance Graph set forth in this proxy statement, and recommendations of management.

COMPENSATION PHILOSOPHY AND OBJECTIVES

         The Committees believe that a well-designed compensation program for the Company's executive officers should:

         Align the goals of the executive with the goals of the stockholder by creating and enhancing stockholder value through the accomplishment of strategic corporate objectives and by providing management with longer term incentives through equity ownership by management.

         Recognize individual initiative, effort, and achievement.

         Provide total compensation that enables the Company to compete with companies in the pharmaceutical and biotechnology industries, in order to attract and retain high-caliber candidates on a long-term basis.

         Align compensation with the Company's short-term and long-term corporate objectives and strategy, focusing executive behavior on the fulfillment of those objectives.

KEY ELEMENTS OF EXECUTIVE COMPENSATION

                  Because the Company is still in the process of developing its proprietary products and so has not yet brought any such products to market, the use of traditional performance standards, such as profit levels and return on equity, are not appropriate in the evaluation of executive officer performance. Therefore, executive officer compensation is based primarily on the Company's achievement of certain business objectives, including the completion of financings, the achievement of product development milestones, the initiation and continuation of corporate collaborations, and the issuance of patents relating to the Company's proprietary technology, as well as individual contribution and achievement of individual business objectives by each of such officers. Corporate and individual objectives are established at the beginning of each fiscal year. Performance by the Company and executive officers is measured by reviewing and determining if the corporate and individual objectives have been accomplished. Currently, the Company's compensation structure for executive officers includes a combination of base salary, bonus and stock options.

         BASE SALARY AND BONUS. Cash compensation amounts are based primarily upon the competitive market for the executive officers' services determined through comparisons with companies of similar size and/or complexity in the pharmaceutical and biotechnology industries. Compensation of the Company's officers is intended to fall at the median point of the range of compensation for officers of comparable companies. Such compensation is tailored to executive officers based on individual performance in the achievement of the individual's and Company's objectives. This performance is compared to these objectives annually.

         LONG-TERM INCENTIVES. Long-term incentives are provided by means of periodic grants of stock options. The Stock Incentive Plan is administered by the Company's Stock Plan Committee, a committee of non-employee directors of the Company. The Stock Plan Committee believes that by granting executive officers an opportunity to obtain and increase their personal ownership of Company stock, the best interests of stockholders and executives will be more closely integrated. The options have exercise prices equal to fair market value on the date of grant, vest over a four-year period, and expire ten years from the date of grant. Vesting ceases should the executive leave the Company's employ. These vesting provisions of the option plan serve to retain qualified employees, providing continuing benefits to the Company beyond those achieved in the year of grant. Therefore, executive officers, as well as all full-time employees, are eligible to receive stock options periodically at the discretion of the Committee. Consideration is given to the executive officer's performance against the accomplishment of corporate objectives, to comparisons with other biotechnology companies at similar stages of development, to the number of options previously granted to each executive officer and to the extent of vesting of options and/or restricted stock previously awarded to each executive officer. The Company targets its awards to be at the median point of the range for awards made to executive officers of comparable companies.

CEO COMPENSATION

         The annual salary of Alain B. Schreiber, M.D., the Company's President and Chief Executive Officer was $330,000 at the end of fiscal year 1999; a $15,000 increase over his 1998 salary. Additionally, Dr. Schreiber was granted a cash bonus of $90,000 and incentive stock options for 43,600 shares in December 1999. In establishing Dr. Schreiber's salary base and increase for 1999 and the granting of the incentive stock options, the Committees recognized Dr. Schreiber's efforts in advancing the development and growth of the Company and the corporate objectives achieved in 1999. Specifically, corporate objectives achieved included the expansion of its patent portfolio by four U.S. patents, including a key patent for ALLOVECTIN-7, and one key European patent. Additional achievements include the following:


         - received Drug Safety Review Board recommendation to continue Phase III and Phase II registration trials with ALLOVECTIN-7 in patients with advanced metastatic melanoma;

         - received orphan drug designation for ALLOVECTIN-7 in metastatic melanoma indication;

         - reported encouraging results from clinical trials with LEUVECTIN in patients with advanced metastatic kidney cancer and prostate cancer;

         - licensed DNA technologies to Pfizer for delivery of therapeutic proteins for animal health applications and received $6.0 million for the sale of common stock of Vical, $1.0 million for an option and license fee and a commitment to fund three years of research and development totaling $1.5 million;

         - received from Merck $1.0 million for the initiation of a Phase I clinical trial with a preventive naked DNA vaccine for HIV and $2.0 million for extension of the agreement covering therapeutic DNA vaccines for infectious diseases;

         - received $1.6 million from Merial for the initial selection of options for animal health DNA vaccines;

         - added to Vical Board of Directors and appointed as Chairman of the Board, R. Gordon Douglas, Jr., M.D., former President of Merck Vaccines.


         The Committees determined that these accomplishments were critical to the Company's future growth and enhancement of stockholder value and, accordingly, determined to reward Dr. Schreiber for his efforts on behalf of the Company.


MISCELLANEOUS

         Section 162(m) of the Internal Revenue Code disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and four other most highly compensated executive officers, unless certain criteria are satisfied. The Stock Incentive Plan qualifies for exemption from the $1 million limit on deductions under Section 162(m) with respect to option grants under the Stock Incentive Plan.

         This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference and shall not otherwise be deemed filed under such Acts.


COMPENSATION COMMITTEE              STOCK PLAN COMMITTEE

M. Blake Ingle                      M. Blake Ingle
Patrick F. Latterell                Patrick F. Latterell
Gary A. Lyons                       Gary A. Lyons

                          STOCK PRICE PERFORMANCE GRAPH

         The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. and Foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for the Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index").(1) The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                           [GRAPH]

                                            12/30/94   12/29/95    12/29/96    12/31/97    12/31/98    12/31/99
                                            --------   --------    --------    --------    --------    --------
       Vical Incorporated..................     $100.00    $147.03     $200.00     $145.45      $172.00     $362.91
       Nasdaq Composite....................      100.00     140.36      171.84      209.84       290.12      534.66
       Nasdaq Pharmaceutical...............      100.00     183.41      183.98      189.97       241.95      450.28

         Assumes a $100 investment on December 30, 1994, in each of the Company's Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Pharmaceutical Index.

(1) The Nasdaq Pharmaceutical Index includes all companies listed on the Nasdaq Stock Market under the SIC Code 283.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, subject to ratification by the stockholders. Arthur Andersen LLP has audited the Company's financial statements since 1990. Representatives of Arthur Andersen LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.



                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         If a stockholder wishes to have a stockholder proposal considered at the Company's 2001 Annual Meeting, the stockholder must have given timely notice of the proposal in writing to the Secretary of the Company. To be timely, a stockholder's notice of the proposal must be delivered to or mailed and received at the executive offices of the Company not less than 50 days nor more than 75 days prior to the date of the 2001 Annual Meeting. However, if less than 65 days notice (including notice by prior public disclosure) of the 2001 Annual Meeting date is provided to stockholders, notice of a stockholder proposal will be timely if it is received no later than the close of business on the 15th day following the date on which the notice of the 2001 Annual Meeting date was mailed or public disclosure of such date was made.

         Proposals of stockholders of the Company that are intended by a stockholder to be included in the Company's proxy statement and form of proxy for the 2001 Annual Meeting must be received by the Secretary of the Company no later than December 2, 2000.

                                  OTHER MATTERS

         The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to file timely these reports.

         All of the filing requirements were timely satisfied. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that have been filed with the Commission.

         Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

                                 By order of the Board of Directors.


                                 /s/ MARTHA J. DEMSKI
                                 ----------------------------------------
                                 Martha J. Demski
                                 Vice President, Chief Financial Officer,
                                 Secretary and Treasurer


San Diego, California
April 10, 2000

                               VICAL INCORPORATED
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING ON MAY 18, 2000

         The undersigned stockholder of Vical Incorporated (the "Company") acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated April 10, 2000, and the undersigned revokes all prior proxies and appoints Alain B. Schreiber, M.D. and Martha J. Demski, or each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Embassy Suites La Jolla, 4550 La Jolla Village Drive, San Diego, California, at 9:00 a.m. local time on May 18, 2000, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

     1.  ELECTION OF DIRECTORS:

     / / FOR each of the nominees listed below (except as marked to the contrary below)



     / / WITHHOLD AUTHORITY to vote for the nominees for Class II director listed below

     R. Gordon Douglas, M.D., and M. Blake Ingle, Ph.D.


     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


     2. TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY:

        / /  FOR              / /  AGAINST            / /  ABSTAIN



     4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.


                                VICAL INCORPORATED
                                BOARD OF DIRECTORS PROXY
                                Annual Meeting of Stockholders May 18, 2000


                                Dated this ________ day of ________, 2000


                                ------------------------------------------
                                         (Signature of Stockholder)


                                ------------------------------------------
                                         (Signature of Stockholder)

                                Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign.

           PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.